Exhibit 3

FIXED RATE NOTE

REGISTERED	U.S. $
No. FXR 1	CUSIP: 46625H316

BUFFER NOTES BASED UPON THE S&P 500® INDEX
DUE NOVEMBER 24, 2010

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

JPMORGAN CHASE & CO.
MEDIUM TERM NOTE, SERIES E

BUFFER NOTES BASED UPON THE S&P 500® INDEX
DUE NOVEMBER 24, 2010

(Fixed Rate)

ORIGINAL ISSUE DATE: May 26, 2009	INITIAL REDEMPTION DATE: N.A.	INTEREST RATE: N.A.	MATURITY DATE: November 24, 2010
INTEREST ACCRUAL DATE: N.A.	INITIAL REDEMPTION PERCENTAGE: N.A.	INTEREST PAYMENT DATE(S): N.A.	OPTIONAL REPAYMENT DATE(S): N.A.
SPECIFIED CURRENCY: $USD	ANNUAL REDEMPTION PERCENTAGE REDUCTION: N.A.	INTEREST PAYMENT PERIOD: N.A.	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION: N.A.
IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: N.A.	REDEMPTION NOTICE PERIOD: N.A.	APPLICABILITY OF ANNUAL INTEREST PAYMENTS: N.A.	IF YES, STATE ISSUE PRICE: N.A.
EXCHANGE RATE AGENT: N.A.			ORIGINAL YIELD TO MATURITY: N.A.
OTHER PROVISIONS: See Below

Denominations

The Buffer Notes Based Upon the S&P 500® Index (the “Notes”) will be denominated in U.S. dollars in minimum denominations of $10 and integral multiples thereof.

Payment at Maturity

The Notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity in excess of $1.00 per Note.  Instead, at maturity, holders of the Notes (the “Holders”) will receive a cash payment which will vary depending on the performance of the S&P 500® Index (the “Underlying Index”).  The Notes do not guarantee any return of a Holder’s investment at maturity in excess of $1.00 per Note.

At maturity, Holders will receive a cash payment per Note equal to $10 plus a Note Return Amount.

The Note Return Amount will be based on the Index Percentage Change of the Underlying Index.

If the Index Percentage Change is positive, the Note Return Amount will be positive and is calculated as follows:

$10 × Index Percentage Change ×             %

subject to the Maximum Total Return on the Notes.

If the Index Percentage Change is from and including 0% to and including –10%, the Note Return Amount will be zero.

If the Index Percentage Change is less than –10%, the Note Return Amount will be negative and is calculated as follows:

$10 × (Index Percentage Change + 10%)

The “Maximum Total Return” on the Notes is limited to             % of the principal amount of the Notes.  The maximum payment at maturity per Note is $               .

The “Index Percentage Change,” may be positive, zero or negative and is calculated as follows:

The “Starting Value” is             , the Closing Value of the Underlying Index on May 20, 2009, the pricing date.

 The “Ending Value” is the Closing Value of the Underlying Index on the Valuation Date.

The “Valuation Date” is November 19, 2010, subject to adjustment as described below.  If the Valuation Date is not an Index Business Day or if there is a Market Disruption Event on such day, the Valuation Date will be postponed to the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred or be continuing.  In no event, however, will the Valuation Date be postponed more than ten Business Days following the date originally scheduled to be the Valuation Date.  If the tenth Business Day following the date originally scheduled to be the Valuation Date is not an Index Business Day, or if there is a Market Disruption Event on such tenth Business Day, the Calculation Agent will determine the Closing Value of the Underlying Index for the Valuation Date on such tenth Business Day in accordance with the formula for and method of calculating the Closing Value of the Underlying Index last in effect prior to commencement of the Market Disruption Event (or prior to the non-Index Business Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Index Business Day) on such tenth Business Day of each security most recently constituting the Underlying Index.

The “Maturity Date” is November 24, 2010, subject to adjustment as described below.  If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following such scheduled Maturity Date. If, due to a Market Disruption Event or otherwise, the Valuation Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Valuation Date, as postponed.

The “Closing Value” of the Underlying Index on any Index Business Day will equal the closing value of the Underlying Index or any Successor Index (as defined below) published following the regular official weekday close of trading on that Index Business Day.  In certain circumstances, the “Closing Value” of the Underlying Index will be based on the alternative calculation of the Underlying Index described under “Discontinuation of the Underlying Index; Alteration of Method of Calculation.”

An “Index Business Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges (as defined below) for securities underlying the Underlying Index or the relevant Successor Index, if applicable, and (ii) the exchanges on which futures or options contracts related to the Underlying Index or the relevant Successor Index, if applicable, are traded, other than a day on which trading on such Relevant Exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

The Issuer will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the Maturity Date funds sufficient to make payments of the amount payable with respect to the Notes on such date.  The Issuer will give DTC irrevocable instructions and authority to pay such amount to the Holders entitled thereto.

A “Business Day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

Calculation Agent

J.P. Morgan Securities Inc. will act as the Calculation Agent (as may be appointed from time to time, the “Calculation Agent”).  The Calculation Agent has determined the Starting Value and will determine, among other things, the Ending Value, the Index Percentage Change, the Note Return Amount and the amount that the Holders will receive at maturity.  The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Underlying Index has been discontinued and whether there has been a material change in the method of calculation of the Underlying Index.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holders and on the Issuer.  The Issuer may appoint a different Calculation Agent from time to time after the date of original issue of the Notes without the Holders’ consent and without notifying the Holders.

The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the Business Day preceding the Maturity Date.

All calculations with respect to the Ending Value, the Index Percentage Change, the Note Return Amount or any Closing Value of the Underlying Index will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per Note at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Notes per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

With respect to the Underlying Index (or any relevant Successor Index), a “Market Disruption Event” means:

•
a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the value of the Underlying Index (or the relevant Successor Index) on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the value of the Underlying Index (or the relevant Successor Index) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Underlying Index (or the relevant Successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the Calculation Agent in its sole discretion; and

•
a determination by the Calculation Agent in its sole discretion that the applicable event described above materially interfered with the Issuer’s ability or the ability of any of the Issuer’s affiliates to adjust or unwind all or a material portion of any hedge with respect to the Notes.

For purposes of determining whether a Market Disruption Event with respect to the Underlying Index (or the relevant Successor Index) exists at any time, if trading in a security included in the Underlying Index (or the relevant Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Underlying Index (or the relevant Successor Index) will be based on a comparison of:

•	the portion of the value of the Underlying Index (or the relevant Successor Index) attributable to that security relative to

•	the overall value of the Underlying Index (or the relevant Successor Index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to the Underlying Index (or the relevant Successor Index) has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange, or the primary exchange or market for trading in futures or options contracts related to the Underlying Index (or the relevant Successor Index);

•
limitations pursuant to the rules of any Relevant Exchange similar to New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Underlying Index (or the relevant Successor Index) by the primary exchange or market trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index (or the relevant Successor Index); and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary exchange or market on which futures or options contracts related to the Underlying Index (or the relevant Successor Index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the Underlying Index or any relevant Successor Index, the primary exchange or market of trading for any security (or any combination thereof) then included in the Underlying Index or such Successor Index, as applicable.

Discontinuation of the Underlying Index; Alteration of Method of Calculation

If the sponsor of the Underlying Index (the “Index Sponsor”) discontinues publication of the Underlying Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Underlying

Index (such index being referred to herein as a “Successor Index”), then the Closing Value of the Underlying Index on the Valuation Date or any other relevant date on which the Closing Value of the Underlying Index is to be determined will be determined by reference to the value of such Successor Index at the close of trading on the Relevant Exchange for such Successor Index on such day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Issuer and to the Holders.

If the Index Sponsor discontinues publication of the Underlying Index prior to, and such discontinuation is continuing on, the Valuation Date or any other relevant date on which the Closing Value of the Underlying Index is to be determined, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Valuation Date or such other relevant date, then the Calculation Agent will determine the Closing Value of the Underlying Index for such date.  The Closing Value of the Underlying Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index or Successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Underlying Index or Successor Index, as applicable.

If at any time the method of calculating the Underlying Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Underlying Index or a Successor Index is in any other way modified so that the Underlying Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Underlying Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Closing Value of the Underlying Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the Underlying Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Value of the Underlying Index with reference to the Underlying Index or such Successor Index, as adjusted.  Accordingly, if the method of calculating the Underlying Index or such Successor Index is modified so that the value of the Underlying Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Underlying Index), then the Calculation Agent will adjust its calculation of the Underlying Index or such Successor Index in order to arrive at a value of the Underlying Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Payment Upon an Event of Default

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of the Notes will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Note as described under the caption “Payment at Maturity,” calculated as if the date of acceleration were the Valuation Date.

If the maturity of the Notes is accelerated because of an Event of Default, the Issuer will, or will cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

The Notes will not be subject to the defeasance provisions contained in Article 10 of the Indenture.

JPMorgan Chase & Co., a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount in cash, as determined in accordance with the provisions set forth under “Payment at Maturity” above, due with respect to the principal sum of $                (UNITED STATES DOLLARS               ) on the Maturity Date specified above.

Payment of the principal of this Note and any premium at maturity will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note (CUSIP: 46625H316) to be duly executed under its corporate seal.

Date:  May 26, 2009

JPMORGAN CHASE & CO.

By:
Name:
Title:

Attest:
	Name:	Irma R. Caracciolo
	Title:	Assistant Secretary

[Seal]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICA (f/k/a/ Bankers Trust Company), as Trustee BY: THE BANK OF NEW YORK MELLON, as Authenticating Agent

By:
Name:
Title:

REVERSE OF SECURITY

This Note is one of a duly authorized issue of Medium Term Notes, Series E (the “Notes”) of the Issuer.  The Notes are issuable under an Indenture, dated as of May 25, 2001, between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed The Bank of New York Mellon, at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

In the case where the calendar date indicated on the face hereof as the Maturity Date does not fall on a Business Day or where the Maturity Date is otherwise postponed according to the terms and procedures specified on the face hereof, payment of premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the Maturity Date as postponed with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to the Maturity Date as postponed.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

The Bank of New York Mellon has been appointed registrar for the Notes, and The Bank of New York Mellon will maintain at its office in The City of New York a register for the registration and transfer of Notes.  This Note may be transferred at the aforesaid office of The Bank of New York Mellon by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to The Bank of New York Mellon and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon The Bank of New York Mellon shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that The Bank of New York Mellon will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes.  Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to The Bank of New York Mellon and executed by the registered holder in person or by the holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to The Bank of New York Mellon, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to The Bank of New York Mellon and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the

Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or other amounts due thereunder, or change the method in which amounts of payment of principal, interest or other amounts due thereon are determined, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan,

The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.  The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide.  So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer.  Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated: ____________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.